                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-19359) of Argyle Television, Inc. of our report dated February 12, 1997, (except for the second paragraph of note 11, as to which the date is March 26, 1997), with respect to the consolidated financial statements and schedule of Argyle Television, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


San Antonio, Texas
March 28,1997